Exhibit 99.1

OMNIQ Corp. Receives $2.2 Million in Orders from a Worldwide Leader in the Transport and Logistics Sector for Supply of Mobile Data Collection and Communication Devices

● Total project value expected to be approximately $3.0 million in 2020

● Customer operates over 100 warehouses in the U.S. with over 40 million sq. ft. of warehousing space

SALT LAKE CITY, Aug. 24, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has received orders with a total value of approximately $2.2 million from a leading global transport and logistics company. OMNIQ expects to receive additional orders from the same customer of approximately $0.8 million during the remainder of the third and fourth quarters of 2020. The orders are for the supply of mobile data collection devices equipped with advanced communication capabilities.

The customer is an industry-leading third-party logistics (3PL) company that provides contract distribution services for many different industries and companies throughout the U.S. OMNIQ will supply scan guns and wearable computers to facilitate order fulfillment and general warehouse management functions. Delivery of the devices will begin in the current quarter and is expected to be completed this year.

Shai Lustgarten, President and CEO of OMNIQ, stated, "These orders represent another vote of confidence from a multibillion dollar company that has chosen to procure its critical needs for its operations from OMNIQ. Following our recent $5.5 million order from a leading supermarket chain announced in June and the $4.0 million order from a leading healthcare and pharmaceuticals supplier announced in July, this latest transaction reaffirms our solid position as a supplier of choice for sophisticated computerized equipment to leading Fortune 500 companies.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com